Exhibit 10.3

Amended and Restated Continuing Guaranty

This Amended and Restated Continuing Guaranty Agreement (this “Guaranty”) is made and entered into as of April 29, 2014, by each of the undersigned (collectively, the “Guarantor”) in favor of SMXE Lending, LLC, a Delaware limited liability company whose address is 2525 E. Camelback Road, Suite 850, Phoenix, AZ 85016 (together with its successors and assigns, the “Lender”).

Recitals:

A.           SkyMall, LLC, a Delaware limited liability company (the “Borrower”), and the Lender are party to a Credit Agreement dated September 18, 2013, between the Borrower and the Lender (as heretofore amended, the “Original Credit Agreement”).

B.           In connection with the Original Credit Agreement, the Guarantor are parties to a Continuing Guaranty in favor of the Lender, dated as of September 18, 2013, as amended by that certain Amendment to Guaranties and Security Agreements dated to be effective as of December 31, 2013 (as so amended, the “Original Guaranty”), pursuant to which the Guarantor has guaranteed the obligations of the Borrower to the Lender under the Original Credit Agreement and certain other documents referred to therein as “Related Documents.”

C.           The Original Credit Agreement is being amended and restated by an Amended and Restated Credit Agreement, dated as of even date herewith (the "Restated Credit Agreement"), among the Borrower, the Guarantor, certain other Obligors party thereto and the Lender, pursuant to which, among other things, the Borrower and the Lender have agreed to increase the maximum amount of the Credit Facilities to $17,150,000.

D.           As condition to extending credit as provided for in the Restated Credit Agreement, the Lender has required, and the Guarantor has agreed, to amend and restate the Original Guaranty and enter into this Guaranty.

E.           This Guaranty supersedes all prior agreements and understandings (whether written or oral) between the Guarantor and the Lender with respect to the subject matter hereof, including the Original Guaranty.

F.           Any capitalized terms used but not defined herein have the meanings assigned to them in the Restated Credit Agreement.

Agreements:

In consideration of the Restated Credit Agreement, and for other good and valuable consideration inuring to the benefit of the Guarantor, the Guarantor agrees as follows:

Guaranty.  To induce the Lender, at its option, to make financial accommodations, make or acquire loans, extend or continue credit or some other benefit, present or future, direct or indirect, and whether several, joint or joint and several, to the Borrower, and because the Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, the Guarantor absolutely and unconditionally guarantees to the Lender the performance of and full and prompt payment of the Liabilities when due, whether at stated maturity, by acceleration or otherwise.  The Guarantor will not only pay the Liabilities (as defined below), but will also reimburse the Lender for any fees, charges, costs and expenses, including reasonable attorneys’ fees and court costs, that the Lender may pay in collecting from the Borrower or the Guarantor, and for liquidating any Collateral (collectively, “Collection Amounts”).  The Guarantor’s obligations under this Guaranty shall be payable in lawful money of the United States of America.

Liabilities.  The term “Liabilities” in this Guaranty means all debts, obligations, indebtedness and liabilities of every kind and character of the Borrower, whether individual, joint and several, contingent or otherwise, now or hereafter existing in favor of the Lender, including, without limitation, all liabilities, interest, costs and fees, arising under or from any note, open account, overdraft, lease, endorsement, surety agreement, guaranty or acceptance, whether payable to the Lender or to a third party and subsequently acquired by the Lender, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceedings, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing.  The Guarantor and the Lender specifically contemplate that Liabilities include indebtedness hereafter incurred by the Borrower to the Lender.  For purposes of clarity but without limitation, the term “Liabilities” includes the extension of credit pursuant to the Restated Credit Agreement.

Limitation.  The Guarantor’s obligation under this Guaranty is UNLIMITED.

Continued Reliance.  This Guaranty will continue to be in effect until final payment and performance in full of all Liabilities and the termination of any commitment of the Lender to make loans or other financial accommodations to the Borrower.  The Lender may continue to permit the Borrower to incur Liabilities and to issue commitments to the Borrower to advance or acquire Liabilities in reliance on this Guaranty, regardless of whether at any time or from time to time there are no existing Liabilities nor commitment by the Lender to advance or acquire Liabilities.

Security.  “Collateral” means all real or personal property described in all security agreements, pledge agreements, mortgages, deeds of trust, assignments, or other instruments now or hereafter executed in connection with any of the Liabilities.  The Collateral secures the payment of the Liabilities and the Collection Amounts.

Lender’s Right of Setoff.  In addition to the Collateral, if any, the Guarantor grants to the Lender a security interest in the Accounts, and the Lender is authorized to setoff and apply, all Accounts, Securities and Other Property, and Lender Debt against any and all Liabilities of the Borrower and all obligations of the Guarantor under this Guaranty.  This right of setoff may be exercised at any time and from time to time, and without prior notice to the Guarantor.  This security interest in the Accounts and right of setoff may be enforced or exercised by the Lender regardless of whether or not the Lender has made any demand under this paragraph or whether the Liabilities are contingent, matured, or unmatured.  Any delay, neglect or conduct by the Lender in exercising its rights under this paragraph will not be a waiver of the right to exercise this right of setoff or enforce this security interest in the Accounts.  The rights of the Lender under this paragraph are in addition to other rights the Lender may have by law.  In this paragraph: (a) the term “Accounts” means any and all accounts and deposits of the Guarantor over which the Lender or its subsidiaries or affiliates has control (whether general, special, time, demand, provisional or final) at any time (including all Accounts held jointly with another, but excluding any IRA or Keogh Account, or any trust Account in which a security interest would be prohibited by law); (b) the term “Securities and Other Property” means any securities entitlements, securities accounts, investment property, financial assets and all securities and other property of the Guarantor in the custody, possession or control of the Lender or its subsidiaries or affiliates; and (c) the term “Lender Debt” means all indebtedness at any time owing by the Lender to or for the credit or account of the Guarantor and any claim of the Guarantor (whether individual, joint and several or otherwise) against the Lender now or hereafter existing.

Remedies/Acceleration.  If the Guarantor fails to pay any amount owing under this Guaranty, the Lender shall have all of the rights and remedies provided by law or under any other agreement.  The Lender is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity with or without designation of the capacity of that nominee.  The Guarantor is liable for any deficiency in payment of any Liabilities whether of principal, interest, fees, costs or expenses remaining after the disposition of any Collateral.  The Guarantor is liable to the Lender for all reasonable costs and expenses of any kind incurred in the making and collection of this Guaranty, including without limitation reasonable attorneys’ fees, court costs and other Collection Amounts.  These costs and expenses include without limitation any costs or expenses incurred by the Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.  All obligations of the Guarantor to the Lender under this Guaranty, whether or not then due or absolute or contingent, shall, at the option of the Lender, without notice or demand, become due and payable immediately upon the occurrence of any default or event of default under the terms of any of the Liabilities or otherwise with respect to any agreement related to the Liabilities (or any other event that results in acceleration of the maturity of any Liabilities, including without limitation, demand for payment of any Liabilities constituting demand obligations or automatic acceleration in a legal proceeding) or the occurrence of any default under this Guaranty.

Permissible Actions.  If any monies become available from any source other than the Guarantor that the Lender can apply to the Liabilities, the Lender may apply them in any manner it chooses, including but not limited to applying them against obligations, indebtedness or liabilities which are not covered by this Guaranty.  The Lender may take any action against the Borrower, the Collateral, any other guarantor or any other person liable for any of the Liabilities.  The Lender may release the Borrower, any other guarantor or anyone else from the Liabilities, either in whole or in part, or release the Collateral, and need not perfect a security interest in the Collateral.  The Lender does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on the Collateral or any other collateral for the Liabilities, or exercise any right of set-off.  The Guarantor authorizes the Lender, without notice or demand and without affecting the Guarantor’s obligations hereunder, from time to time, to: (a) renew, modify, compromise, rearrange, restate, consolidate, extend, accelerate, postpone, grant any indulgence or otherwise change the time for payment of, or otherwise change the terms of the Liabilities or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more endorsers, sureties, Guarantor or other guarantors; (c) take and hold Collateral for the payment of this Guaranty or the Liabilities, and enforce, exchange, impair, substitute, subordinate, waive or release any Liabilities or any Collateral for the Liabilities; (d) proceed against such Collateral and direct the order or manner of sale of such Collateral as the Lender in its discretion may determine; (e) apply any and all payments from the Borrower, the Guarantor or any other obligor on the Liabilities, or recoveries from such Collateral, in such order or manner as the Lender in its discretion may determine; and (f) to accept any partial payment of Liabilities or collateral for the Liabilities.  The Guarantor’s obligations under this Guaranty shall not be released, diminished or affected by (i) any act or omission of the Lender, (ii) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower, any other obligor or any of their respective assets, (iii) any change in the composition or structure of the Borrower, the Guarantor, any other guarantor or any other obligor on the Liabilities, including a merger or consolidation with any other person or entity, or (iv) any payments made upon the Liabilities.  The Guarantor hereby expressly consents to any impairment of Collateral, including, but not limited to, failure to perfect a security interest and release Collateral and any such impairment or release shall not affect the Guarantor’s obligations hereunder.

Nature of Guaranty.  This Guaranty is an absolute guaranty of payment and performance and not of collection.  Therefore, the Lender may insist that the Guarantor pay immediately, and the Lender is not required to attempt to collect first from the Borrower, the Collateral, any other guarantor or any other person liable for the Liabilities.  The obligation of the Guarantor shall be unconditional and absolute even if all or any part of any agreement between the Lender and the Borrower is unenforceable, void, voidable or illegal or uncollectible due to incapacity, lack of power or authority, discharge or for any reason whatsoever, and regardless of the existence of any defense, setoff, discharge or counterclaim (in any case, whether based on contract, tort or any other theory) which the Borrower may assert.  If the Borrower is a corporation, limited liability company, partnership or trust, it is not necessary for the Lender to inquire into the powers of the Borrower or the officers, directors, members, managers, partners, trustees or agents acting or purporting to act on its behalf, and any of the Liabilities made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.  Without limiting the foregoing, the Guarantor’s liability is absolute and unconditional irrespective of and shall not be released, diminished or affected by: (a) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure, render unenforceable or otherwise affect any term of any Liabilities; or (b) any war, riot or revolution impacting multinational companies or any act of expropriation, nationalization or currency inconvertibility or nontransferability arising from governmental, legislative or executive measures affecting any obligor or the property of any obligor on the Liabilities.

Other Guarantors.  If there is more than one Guarantor, the obligations under this Guaranty are joint and several.  In addition, each Guarantor under this Guaranty shall be jointly and severally liable with any other guarantor of the Liabilities.  If the Lender elects to enforce its rights against fewer than all guarantors of the Liabilities, that election does not release the Guarantor from its obligations under this Guaranty.  The compromise or release of any of the obligations of any of the other guarantors or the Borrower shall not serve to impair, waive, alter or release the Guarantor’s obligations.

Rights of Subrogation.  The Guarantor waives and agrees not to enforce any rights of subrogation, contribution, reimbursement, exoneration or indemnification that it may have against the Borrower, any other guarantor or any other person liable on the Liabilities, or the Collateral, until the Borrower and the Guarantor have fully performed all their obligations to the Lender, even if those obligations are not covered by this Guaranty.

Waivers.  To the maximum extent not prohibited by applicable law, the Guarantor waives (a) to the extent not prohibited by applicable law, all rights and benefits under any laws or statutes regarding sureties, as may be amended, and (b) any right the Guarantor may have to receive notice of the following matters before the Lender enforces any of its rights: (i) the Lender’s acceptance of this Guaranty, (ii) incurrence or acquisition of any Liabilities (including, without limitation, any material alteration of the Liabilities), any credit that the Lender extends to the Borrower, Collateral received or delivered, default by any party to any agreement related to the Liabilities or other action taken in reliance on this Guaranty, and all notices and other demands of any description, (iii) diligence and promptness in preserving liability against any obligor on the Liabilities, and in collecting or bringing suit to collect the Liabilities from any obligor on the Liabilities or to pursue any remedy in the Lender’s power to pursue; (iv) notice of extensions, renewals, modifications, rearrangements, restatements and substitutions of the Liabilities or any Collateral for the Liabilities; (v) notice of failure to pay any of the Liabilities as they mature, any other default, adverse facts that would affect the Guarantor’s risk, any adverse change in the financial condition of the Borrower or any other obligor on the Liabilities, release or substitution of any Collateral, subordination of the Lender’s rights in any Collateral, and every other notice of every kind that may lawfully be waived; (vi) the Borrower’s default, (vii) any demand, diligence, presentment, dishonor and protest, or (viii) any action that the Lender takes regarding the Borrower, any other guarantor, anyone else, the Collateral, or any of the Liabilities, which it might be entitled to by law or under any other agreement, (c) any right it may have to require the Lender to proceed against the Borrower, any other obligor or guarantor of the Liabilities, or the Collateral for the Liabilities or the Guarantor’s obligations under this Guaranty, or pursue any remedy in the Lender’s power to pursue, (d) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower, (e) the benefit of any statute of limitations affecting the Guarantor’s obligations hereunder or the enforcement hereof, (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities, (g) any defense based on or arising out of the Lender’s negligent administration of the Liabilities, and (h) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof.  The Lender may waive or delay enforcing any of its rights without losing them.  Any waiver affects only the specific terms and time period stated in the waiver.  No modification or waiver of this Guaranty is effective unless it is in writing and signed by the party against whom it is being enforced.

Additional Waivers and Consents.  Without limiting any waiver, consent or agreement in this Guaranty, the Guarantor further waives any and all benefits under Arizona Revised Statutes Section 12-1641 through 12-1646, inclusive, and Rule 17(f) of the Arizona Rules of Civil Procedure, including any revision or replacement of such statutes or rules hereafter enacted.

Cooperation.  The Guarantor agrees to fully cooperate with the Lender and not to delay, impede or otherwise interfere with the efforts of the Lender to secure payment from the assets which secure the Liabilities including actions, proceedings, motions, orders, agreements or other matters relating to relief from automatic stay, abandonment of property, use of cash collateral and sale of the Lender’s collateral free and clear of all liens.

Reinstatement.  The Guarantor agrees that to the extent any payment or transfer is received by the Lender in connection with the Liabilities, and all or any part of the payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be transferred or repaid by the Lender or transferred or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any of those payments or transfers is hereinafter referred to as a “Preferential Payment”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and whether or not the Lender is in possession of this Guaranty, or whether the Guaranty has been marked paid, released or canceled, or returned to the Guarantor and, to the extent of the payment, repayment or other transfer by the Lender, the Liabilities or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made.

Information.  The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Liabilities and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Guaranty, and agrees that the Lender does not have any duty to advise the Guarantor of information known to it regarding those circumstances or risks.

Financial Information.  The Guarantor further agrees that the Guarantor shall provide to the Lender the financial statements and other information relating to the financial condition, properties and affairs of the Guarantor as the Lender requests from time to time.

Severability.  The provisions of this Guaranty are severable, and if any one or more of the obligations of the Guarantor under this Guaranty or the provisions of this Guaranty is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Guarantor and the remaining provisions shall not in any way be affected or impaired; and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of such obligation(s) or provision(s) in any other jurisdiction; provided, however, notwithstanding the foregoing, in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor or the Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.

Representations and Warranties by Guarantor.  The Guarantor represents and warrants that the following statements are true and will remain true until termination of this Guaranty and payment in full of all Liabilities: (a) the execution and delivery of this Guaranty and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement, document or instrument by which it or its properties is bound, or require the consent or approval of any governmental authority or any third party; (b) this Guaranty is a valid and binding agreement, enforceable according to its terms; (c) all balance sheets, profit and loss statements, and other financial statements furnished to the Lender in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates; (d) the Guarantor has filed all federal and state tax returns that are required to be filed, has paid all due and payable taxes and assessments against the property and income of the Guarantor and all payroll, excise and other taxes required to be collected and held in trust by the Guarantor for any governmental authority; (e) the Guarantor has determined that this Guaranty will benefit the Guarantor directly or indirectly; (f) the Guarantor has (i) without reliance on the Lender or any information received from the Lender and based upon the records and information the Guarantor deems appropriate, made an independent investigation of the Borrower, the business, assets, operations, prospects and condition, financial or otherwise, of the Borrowers and any circumstances that may bear upon those transactions, the Borrower or the obligations, liabilities and risks undertaken in this Guaranty with respect to the Liabilities; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower and the Lender has no duty to provide any information concerning the Borrower or any other obligor to the Guarantor; (iii) full and complete access to the Borrower and any and all records relating to any Liabilities now and in the future owing by the Borrower; (iv) not relied and will not rely upon any representations or warranties of the Lender not embodied in this Guaranty or any acts taken by the Lender prior to and after execution or other authentication and delivery of this Guaranty (including but not limited to any review by the Lender of the business, assets, operations, prospects and condition, financial or otherwise, of the Borrower); and (v) determined that the Guarantor will receive benefit, directly or indirectly, and has or will receive fair and reasonably equivalent value for, the execution and delivery of this Guaranty; (g) by entering into this Guaranty, the Guarantor does not intend to incur or believe that the Guarantor will incur debts that would be beyond the Guarantor’s ability to pay as those debts mature; (h) the execution and delivery of this Guaranty are not intended to hinder, delay or defraud any creditor of the Guarantor; and (i) the Guarantor is neither engaged in nor about to engage in any business or transaction for which the remaining assets of the Guarantor are unreasonably small in relation to the business or transaction, and any property remaining with the Guarantor after the execution or other authentication of this Guaranty is not unreasonably small capital.  Each Guarantor, other than a natural person, further represents that: (1) it is duly organized, validly existing and in good standing under the laws of the state where it is organized and in good standing in each state where it is doing business; and (2) the execution and delivery of this Guaranty and the performance of the obligations it imposes (A) are within its powers and have been duly authorized by all necessary action of its governing body, and (B) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any agreement or document governing its affairs.

Notice.  Except as otherwise provided in this Guaranty, any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Lender, at its main office if no other address of the Lender is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested.  Notice shall be deemed given: (i) upon receipt if delivered by hand, (ii) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (iii) on the third Delivery Day after the notice is deposited in the mail.  “Delivery Day” means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed.  Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

Governing Law and Venue.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Arizona (without giving effect to its laws of conflicts).  The Guarantor agrees that any legal action or proceeding with respect to any of its obligations under this Guaranty may be brought by the Lender in any state or federal court located in the State of Arizona, as the Lender in its sole discretion may elect.  By the execution and delivery of this Guaranty, the Guarantor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts.  The Guarantor waives any claim that the State of Arizona is not a convenient forum or the proper venue for any such suit, action or proceeding.

Amendment and Restatement.  This Guaranty amends, restates, replaces and supersedes in its entirety the Original Guaranty.  The execution and delivery of this Guaranty shall not in any circumstances be deemed to have terminated, extinguished, released or discharged the Guarantor's obligations under the Original Guaranty, which obligations shall continue under and be governed by this Guaranty.  This Guaranty is not a novation of the Original Guaranty.

Miscellaneous.  The Guarantor’s liability under this Guaranty is independent of its liability under any other guaranty previously or subsequently executed by the Guarantor or any one of them, singularly or together with others, as to all or any part of the Liabilities, and may be enforced for the full amount of this Guaranty regardless of the Guarantor’s liability under any other guaranty.  This Guaranty binds the Guarantor’s heirs, successors and assigns, and benefits the Lender and its successors and assigns.  The Lender may assign this Guaranty in whole or in part without notice.  The Guarantor agrees that the Lender may provide any information or knowledge the Lender may have about the Guarantor or about any matter relating to this Guaranty to any of its subsidiaries or affiliates or their successors, or to one or more purchasers or potential purchasers of this Guaranty or the Liabilities guaranteed hereby.  The use of headings does not limit the provisions of this Guaranty.  Time is of the essence under this Guaranty and in the performance of every term, covenant and obligation contained herein.

WAIVER OF SPECIAL DAMAGES.  THE GUARANTOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER.  TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE GUARANTOR AND THE LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE GUARANTOR AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.

[Signature Page Follows]

Guarantor

Address: 1520 E. Pima St. Phoenix, AZ 85034	SkyMall Interests, LLC
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Guarantor

Address: 1520 E. Pima St. Phoenix, AZ 85034	SkyMall Ventures, LLC
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Guarantor

Address: 1520 E. Pima St. Phoenix, AZ 85034	SHC Parent Corp.
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Guarantor

Address: 1520 E. Pima St. Phoenix, AZ 85034	Xhibit Corp.
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Guarantor

Address: 1520 E. Pima St. Phoenix, AZ 85034	Xhibit Interactive, LLC
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Guarantor

Address: 1520 E. Pima St. Phoenix, AZ 85034	FlyReply Corp.
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Guarantor

Address: 1520 E. Pima St. Phoenix, AZ 85034	SpyFire Interactive, LLC
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014

Guarantor

Address: 1520 E. Pima St. Phoenix, AZ 85034	Stacked Digital, LLC
By: /s/Scott Wiley Scott Wiley CFO Printed Name Title Date Signed: April 29, 2014